Exhibit 32.2
                    Certification of Chief Financial Officer

         Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tanger GP Trust, sole general partner of Tanger Properties Limited Partnership ("Operating Partnership") hereby certifies, to such officer's knowledge, that:

         (i) the accompanying Quarterly Report on Form 10-Q of the Operating Partnership for the quarterly period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.



Dated:  November 12, 2003     By: /s/ Frank C. Marchisello Jr.
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                              Frank C. Marchisello, Jr.
                              Treasurer & Assistant Secretary of Tanger GP Trust
                              Sole General Partner of the Registrant